UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2014 (September 1, 2014)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

BUENAVISTA DEL COBRE, S.A. DE C.V., A SUBSIDIARY OF SOUTHERN COPPER CORPORATION, REPORTS ON THE RECENT ACTIONS OF THE AUTHORITIES RELATING TO THE INVESTIGATION OF THE ACID SPILL AND CLARIFIES INFORMATION PREVIOUSLY DISSEMINATED.

RELEVANT EVENT

Mexico, DF, September 1, 2014. On Friday, August 29, the federal Attorney General of Mexico (PGR) enforced a search warrant on the Buenavista del Cobre mine in Cananea, Sonora (the “Company”), which was concluded the following day. Certain offices were sealed off, but were subsequently reopened at the conclusion of the search. The operations of the mining complex were not affected and continue to operate normally.

The search derives from the criminal complaint filed before the PGR by the federal Attorney’s Office for the Protection of the Environment (PROFEPA) due to the copper sulfate acid spill that entered the Bacanuchi river, tributary of the Sonora river, which occurred on August 6th, 2014 (the “accident”).

Since the occurrence of the event, the Company’s priority has been to overcome the effects of the accident by supporting the communities in affected areas. We would like to stress that our communications with the authorities, investors and the public have been guided by the truth consistent with the information known and corroborated at the time. Accordingly, we assert the following:

In compliance with legal requirements, the Company notified PROFEPA of the accident as soon as it was made aware of same, and not six days after the fact as it has been publicly disseminated. In fact, the Company took the following steps to comply with the legal notice requirements:

•                  On August 7, 2014, at 11:00 hours, Eng. Victor del Castillo, Director of Environmental and Ecology of Minera Mexico, notified Eng. Francisco Maytorena Fontes, Subdelegate of PROFEPA in the state of Sonora, of the occurrence of the accident via telephone. Thereafter, two inspectors of PROFEPA arrived at the site at 17:00 hours to conduct an inspection.

•                  On the same day at 17:56 hours, Eng. Luis Alfonso Soqui González, Superintendent of Buenavista del Cobre, emailed the completed Form PROFEPA A-03-017-A providing immediate notice of the spill to Eng. Maytorena Fontes. On August 8, 2014, the Notice was stamped “Received” by the PROFEPA and sent to the company (Form of Immediate Notice of Spill PROFEPA-03-017-A. See official document available at: http://www.gmexico.com.mx/inversionistas/EnvioDeAvisoDeDerrameAnteLaProfepa.pdf

•                  On August 12, 2014, Buenavista del Cobre filed with the Sonora Delegation of PROFEPA, Form PROFEPA A-03-017-B providing timely formal written notice of the spill (Form for Formalization of Notice of Spill PROFEPA-03-017-B. See official document available at: www.gmexico.com.mx/inversionistas/FormalizacionDelAvisoDeDerrameAnteProfepa.pdf

The Company, along with the pertinent authorities, and based on the information rendered by experts, has been gradually becoming aware of the various possible causes of the accident. In the opinion of the Company and PROFEPA, the increased level of solution in the containment tank due to an excess of rainfall, initially appeared to be the determining cause for the accident (Official Notice of PROFEPA No. PFPA/32.5/2C.27.1/1093-14, Notification order of corrective measures. See official document available at: www.gmexico.com.mx/inversionistas/NotificacionDeAdopcionDeMedidasCorrectivasProfepa.pdf

In this respect, current information allows to conclude that a construction defect in the seal of a pipe in the Tinajas 1 system is a relevant cause. Furthermore, the rainfall was a factor for the increased level of the solution in the containment tank. It must be noted that the Tinajas 1 system is part of the construction of a new copper processing plant site, which was subcontracted to TECOVIFESA, a specialized construction firm in the region.

The Company is operating normally and continues the construction of its new plants, as well as supporting the affected communities and continues working on the cleanup of the affected areas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Javier Gomez Aguilar
Name:	Javier Gomez Aguilar
Title:	Vice President, Legal and General Counsel

Date: September 2, 2014